As filed with the Securities and Exchange Commission on July 27, 2009
Registration No. 2-86697

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CSX CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or Other Jurisdiction of Incorporation or Organization)	62-1051971 (I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202
(Address of Principal Executive Offices)	(Zip Code)
Texas Gas Thrift Plan
(Full Title of the Plan)
Ellen M. Fitzsimmons, Esq.
Senior Vice President-Law
General Counsel and Corporate Secretary
CSX Corporation
500 Water Street
Jacksonville, Florida 32202
(Name and Address of Agent for Service)
904-359-7611
(Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Steven Kaplan, Esq.
Arnold & Porter LLP
555 Twelfth Street, NW
Washington, DC 20004
(202) 942-5998
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES
     Pursuant to a Registration Statement on Form S-8 (File No. 2-86697) under the Securities Act of 1933, as amended, CSX Corporation (the “Corporation”) registered for sale to eligible employees pursuant to the Texas Gas Thrift Plan (the “Plan”) shares of the Corporation’s Common Stock and interests of participation in the plan. The Plan has terminated. Accordingly, all of the securities registered for sale under the Plan that remain unsold are hereby deregistered pursuant to the Corporation’s undertakings in the Registration Statement identified above.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on July 25, 2009.

CSX CORPORATION
Date: July 25, 2009	By:	/s/ Carolyn T. Sizemore
Carolyn T. Sizemore, Vice President and Controller (Duly Authorized Representative)

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on July 24, 2009.

Signature	Title

* Michael J. Ward	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)

* Oscar Munoz	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Carolyn T. Sizemore	Vice President and Controller (Principal Accounting Officer)

* Alexandre Behring	Director

* John B. Breaux	Director

* Steven T. Halverson	Director

* Edward J. Kelly, III	Director

* Gilbert Lamphere	Director

Signature	Title

* John D. McPherson	Director

* Timothy O’Toole	Director

* David M. Ratcliffe	Director

* Donald J. Shepard	Director

*By:	/s/ Ellen M. Fitzsimmons
Ellen M. Fitzsimmons
Attorney-in-fact

INDEX OF EXHIBITS
24.1	Powers of Attorney (filed herewith)